CONSULTING AGREEMENT

This CONSULTING AGREEMENT (hereinafter “Agreement”) is effective as of the 1st day of August 2013, by and between CONSOLIDATION SERVICES, INC., a Delaware corporation (the “Company” or “Corporation”) and Michael Telford (the “Consultant”).

Whereas, Consultant has experience and expertise, useful to the Company, in emerging market business development, funding and operations.

Whereas, the Company wishes to engage Consultant to serve as its Executive Vice President and would like to compensate Consultant for fulfilling that role.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties, intending to be bound legally, to the Agreement as follows:

1.  Engagement.

(a)

The Company agrees to engage Consultant to perform the services of acting Executive Vice President (“EVP”) of the Corporation for the period commencing on August 1, 2013, through July 31, 2014 (the “Primary Term”), unless Consultant’s engagement under this Agreement is terminated or extended pursuant to Paragraphs 5, 6 or 7 of this Agreement.

(b)

Duties.  During the Term, Consultant shall serve as EVP of the Company and shall report to the CEO of the Corporation.  If requested by the Board of Directors of the Corporation, Consultant shall also serve, without additional compensation as an acting officer or director of any subsidiary, affiliate or joint venture of the Corporation. Consultant shall perform such duties and services as are incidental to the positions he holds or as he may, from time to time, be requested to hold by the CEO of the Corporation.  The Consultant will devote attention, skill, and energy to the business of the Corporation, and will use his best efforts to promote the success of the Corporation’s business, and will cooperate fully in the advancement of the best interests of the Corporation.  Consultant will devote up to 20 hours weekly to the Corporation’s activities at the direction of the CEO.  Nothing in this Agreement, however, will prevent the Consultant from engaging in additional business activities, including the fulfillment of existing unrelated consulting activities, personal investments and community affairs that are not inconsistent with the Consultant’s duties under this Agreement.

(c)

Primary Office.  The Company’s primary office location is 2300 W. Sahara Ave. Suite 800 Las Vegas, Nevada.  Consultant is also authorized to work from any other office maintained by the Company, or a home office.

2.  Compensation.

The Company shall issue and Consultant shall accept, as compensation for serving as EVP of the Company from August 1, 2013 until July 31, 2014, two hundred thousand (200,000) shares of the Company’s common stock.

3.  Business Expense Reimbursement.

Upon presentation of receipts by Consultant, the Company shall, within fifteen (15) business days, reimburse Consultant for all reasonable travel, entertainment and other similar business expenses incurred by him in the performance of his duties hereunder.

5.  Termination of Engagement.

(a)

By Company.  Notwithstanding Section 1(a) of this Agreement, the Consultant’s engagement hereunder may be terminated by the Company, prior to the expiration of the   Term of this Agreement, as follows:

i.

Automatically, upon the death of the Consultant.

ii.

On the date on which the Company notifies the Consultant of the termination of his engagement for Cause.  For purposes of this Agreement “Cause” shall mean:

(1)

Habitual neglect or insubordination (defined as a refusal to execute or carry out lawful and prudent directions from the Board) where Consultant has been given written notice of the acts or omissions constituting such neglect or insubordination and Consultant has failed to cure such conduct, within thirty (30) days following notice;

(2)

Participation in any fraud against the Company.

(b)

By Consultant.  Notwithstanding Section 1(a) of this Agreement, Consultant may terminate the employment relationship prior to the expiration of the Term of this Agreement, as follows:

i.

By first giving the Company thirty (30) days’ advance notice of his intention to terminate his engagement; or

ii.

In the event of a material breach of the Agreement or the engagement relationship by the Company, including non-timely payment for services      rendered, Consultant may terminate the Agreement without advance notice.

6.  Consequences of Termination.

Following the termination of Consultant’s Engagement pursuant to Paragraph 5, above, the Company shall have no further obligation to the Consultant. For any termination, voluntary or involuntary, the Company shall reimburse the Consultant for all reasonable expenses Consultant incurred in connection with his engagement and supported by receipts submitted to the Company within thirty (30) days of the date of separation.

7.  Expiration and Renewal.

Nothing shall preclude the parties from extending the Agreement for a longer period provided that it is acknowledged by a written document signed by both parties.

8.  Assignment of Rights.

The Company may assign all of its rights and obligations under this Agreement to any person or entity acquiring the principal assets used and useful in the operation of the Company provided such entity is financially able to honor the obligations to the Consultant under the terms of this Agreement, and the Company has secured the written consent of Consultant.

This Agreement shall not be terminated by Company’s voluntary or involuntary dissolution or by any merger in which Company is not the surviving or resulting corporation, or on any transfer of all or substantially all of the Company’s assets.  In the event of any such merger or transfer of assets, where the Consultant has provided his written consent, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which assets shall be transferred.  The Company shall require a purchaser, buyer or assignee to fully assume the Company’s obligations set forth herein prior to the purchase or assignment.

9.  Representations and Warranties.

The Company represents and warrants to the Consultant that this Agreement has been duly authorized, executed and delivered by the Company, is the legal obligation of the Company and is enforceable as to the Company in accordance with its terms.

10.  Governing Law.

This Agreement shall be construed in accordance with and shall be governed by, the laws of the State of Delaware without giving effect to rules governing conflicts of law.

11.  Entire Agreement.

This Consulting Agreement contains the entire understanding and agreement between the parties relating to the subject matter hereto except as otherwise referred to herein, and supersedes any prior agreement between the parties, whether written or oral.  Neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing, signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.  To the extent any employee handbook or similar policies of the Company are inconsistent with the Agreement, this Agreement shall control and govern.

12.  Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts together shall constitute a single instrument.

13.  Provisions Schedule.

To the extent any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby but shall remain in full force and effect.

14.  Headings.

The section headings herein are for convenience only and shall not be used in interpreting or construing this Agreement.

15.  Notices.

Any notice required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of receipt (as shown on the return receipt) if mailed by certified or registered mail, return receipt requested, postage prepaid, or sent by Federal Express or similar courier service, with all charges prepaid, in each case addressed to the following persons at the following addresses, or to such other person or other addressed to the following persons at the following addresses, or to such other person or other addresses as either party may designate by notice in writing to the other party to this Agreement.

(a)

To the Consultant

Michael Telford

(b)  To the Company:

CONSOLIDATION SERVICES, INC.

2300 W. Sahara Ave

Suite 800

Las Vegas, NV 89102

Atten: Gary Kucher

With a copy to:

Elliot H. Lutzker

Davidoff Hutcher & Citron LLP

605 Third Ave., 34th Floor

New York, NY 10158

16.  Agreement to Arbitrate.

Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in accordance with the Arbitration rules of the American Arbitration Association, or any arbitral forum mutually agreed to in writing by the parties.  The arbitrator shall issue a written decision that will provide for any and all damages otherwise available in a court of law.  Judgment on the award rendered by arbitrator may be entered in any court having jurisdiction.

There shall be one arbitrator selected by the parties. The Company shall pay all fees and costs associated with the arbitration, including the attorney’s fees and costs of Consultant should the arbitrator conclude that the Company breached the Agreement in any respect, or Consultant is awarded any money, benefits or damages as a result of the arbitration.

This Agreement does not create, and shall not be construed as creating any rights enforceable by any person not a party to this Agreement, other than as provided in Paragraph 8, assignment of rights.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

CONSOLIDATION SERVICES, INC.

By:   /s/ Gary Kucher

Gary Kucher,

Chief Executive Officer

Dated: 8/1/2013

CONSULTANT

By:   /s/ Michael Telford

Michael Telford

Dated:   7/19/2013